EXHIBIT 10.4

CYTEC  CORP
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2555 BAIRD ROAD, PENFIELD, NEW YORK 14526      (716) 381-4740  FAX:(716)381-0478


                            REPRESENTATIVE AGREEMENT
                            ------------------------

This Manufacturer's Representative Agreement is made this 20th day of December 1988, by and between CYTEC CORPORATION, a corporation under the laws of the state of New York, having its principle office at 2555 Baird Road, Penfield, NY 14526, hereinafter referred to as the "PRINCIPAL" and ENERTEC INTERNATIONAL at _________________________________ hereinafter referred to as the:
"REPRESENTATIVE".

                                    RECITALS

A. PRINCIPAL is engaged in the business of manufacturing and supplying certain goods, equipment, and/or products, hereinafter referred to as the "Products."

B. REPRESENTATIVE desires to engage in the business of being a Representative for the PRINCIPAL'S products, and PRINCIPAL desires that REPRESENTATIVE be so engaged, on the terms of this Agreement.

                                    AGREEMENT
It is mutually agreed as follows:

1.   APPOINTMENT  AND  ACCEPTANCE

     PRINCIPAL appoints REPRESENTATIVE as its exclusive selling representative to sell products specified in Section 3 in the territory defined in Section 2; and REPRESENTATIVE accepts the appointment and agrees to sell and promote the sale of the PRINCIPAL'S products.

2.   TERRITORY

     Representative's territory will consist of the geographical area, hereinafter referred to as the "Territory."

3.   PRODUCTS

     The Products of the PRINCIPAL to be sold by the REPRESENTATIVE are specified in the Product Bulletins and Price Lists. The PRINCIPAL may, with the consent of REPRESENTATIVE, amend the Product Bulletins and Price Lists from time to time to add new or additional Products manufactured or sold by the PRINCIPAL.

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4.   AMOUNT  OF  COMPENSATION

     (a) REPRESENTATIVE shall receive from PRINCIPAL, on all sales of PRINCIPAL's products originating from the Territory, a sales commission in accordance with the provisions of Attachment C attached hereto. Said commission shall be paid on all orders originating from the Territory occurring after the effective dates of this Agreement, and before the date of termination. In addition, commissions shall be paid for sixty (60) days after the effective date of termination of this agreement on all accounts identified in writing to PRINCIPAL prior to the termination date.

     (b) Commissions shall be computed on the net selling price of Products to the customer. The net selling price shall be the gross price paid by the customer, less license fees, royalties, taxes, shipping charges, and any allowances or discounts granted to REPRESENTATIVE by PRINCIPAL.

     (c) Representative's commissions shall be paid on or before the 15th day of the month following the month in which PRINCIPAL receives payment from its customers.

     (d) Commissions paid or credited to REPRESENTATIVE on sales of PRINCIPAL's Products which are returned to PRINCIPAL, or on which allowances or adjustments are made for any reason, shall be promptly repaid to PRINCIPAL upon written notification from PRINCIPAL.

     (e) In the event multiple Sales Territories are involved in an order, commissions shall be split in the following manner:

                          25% to purchasing territory
                          50% to engineering territory
                          25% to installation territory

5.   ACCEPTANCE  OF  ORDERS

     (a) The PRINCIPAL will have the right, at its sole discretion, to accept or reject any and all orders from customers within the Territory. All credit risks will be the responsibility of the PRINCIPAL.

     (b) The PRINCIPAL will furnish the REPRESENTATIVE with copies of all quotations, order acknowledgments, shipping notices, invoices, credits, and other correspondence pertaining to the customers orders as requested by the REPRESENTATIVE.

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6.   TERMS  OF  SALE

     All sales will be at prices and upon terms established by the PRINCIPAL, and it will have the right, at its sole discretion, form time to time, to establish, change, alter or amend prices and other terms and conditions of sale. REPRESENTATIVE will not accept orders in the PRINCIPAL's name or make quotations or delivery promises without the PRINCIPAL's prior approval.

7.   RESPONSIBILITIES  OR  REPRESENTATIVE

     (a) REPRESENTATIVE will use its best efforts to promote and sell PRINCIPAL's Products within the Territory, devoting adequate time and resources to this task.

     (b) REPRESENTATIVE will maintain, at Representative's expense, office, telephone, and other facilities as are necessary to promote the sales of PRINCIPAL's Products.

     (c) REPRESENTATIVE will maintain a sales organization within the Territory appropriate for the promotion and sale of PRINCIPAL's Products. The sales personnel shall have sufficient knowledge of PRINCIPAL's Products to assist customers with product applications.

     (d) REPRESENTATIVE shall assist PRINCIPAL in demonstrations to customers, and coordinate with PRINCIPAL for product service and product warranties undertaken by PRINCIPAL.

     (e) REPRESENTATIVE shall provide prompt attention and resolution to inquiries and complaints from customers within the Territory.

     (f) REPRESENTATIVE shall submit to PRINCIPAL such information as PRINCIPAL may reasonably request from time to time in connection with Representative's activities.

     (g) REPRESENTATIVE will furnish a written sales forecast on a monthly basis. This forecast shall be issued on approximately the first day of each month and will include potential orders for the next ninety (90) days.

     (h) REPRESENTATIVE shall make no representations or warranties except as specifically authorized by PRINCIPAL.

     (i) The REPRESENTATIVE will handle no other product in the allocated territory that is competitive with the PRINCIPAL's Products unless prior written consent of the PRINCIPAL is obtained. REPRESENTATIVE

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          will provide to PRINCIPAL a list of current principals. REPRESENTATIVE will notify PRINCIPAL in writing of additions or deletions to the list.

8.   RESPONSIBILITIES  OF  PRINCIPAL

     (a) PRINCIPAL shall provide sales support to REPRESENTATIVE and its sales personnel.

     (b)  PRINCIPAL  shall  provide  technical  support  for  its  products.

     (c) PRINCIPAL shall provide reasonable quantities of sales literature, brochures, and other sales support materials deemed necessary by PRINCIPAL. All sales literature, etc. will be provided at the expense of the PRINCIPAL, shall remain the property of the PRINCIPAL, and will be returned to PRINCIPAL WHEN REQUESTED.

     (d) PRINCIPAL shall promptly provide REPRESENTATIVE with sales leads originating from within Representative's Territory which were generated to PRINCIPAL by advertising, promotions, or direct factory contact.

     (e) PRINCIPAL shall provide a warranty on all PRINCIPAL Products represented by REPRESENTATIVE. PRINCIPAL assumes all responsibility for quality and performance of its products.

9.   TERM  OF  AGREEMENT  AND  TERMINATION

     This agreement will be effective on the date shown in the opening paragraph of this agreement and will continue in force unless terminated by 90 days prior written notice by either party.

10.  CONSTRUCTION  OF  AGREEMENT

     This agreement will be construed according to the laws of the State of New York.

11.  DISPUTES  AND  ARBITRATION

     The parties agree that any disputes or questions arising hereunder, including the construction or application of this Agreement, will be settled by arbitration in accordance with the rules of the American
     Arbitration  Association  then  in  force.


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IN  WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year  first  above  written.

PRINCIPAL:                                         REPRESENTATIVE:

CYTEC  CORPORATION                                 _____________________________

By:___________________________                     By:__________________________
     Harry  Turner                                      Harry  Mund
     President                                          President
     12/20/88                                           1/25/89



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                            REPRESENTATIVE AGREEMENT

                                  ATTACHMENT C

                      REPRESENTATIVE COMPENSATION SCHEDULE

Commission on all product sales in the territory shall be 15% of the total net price, except as follows:

1. Where discounts are given for either quantity, or for any other reason the following schedule will apply.

DISCOUNT     COMMISSION  RATE
--------     ----------------
   5              12.5%
   10             10.0%
   15              8.0%
   20              7.0%
   25              6.0%
   30              5.0%

2. On all other items, including special products, obsolete products, special engineering, documentation and spares the Commission Rate will be 5% of Invoice Price.

3. Where a system includes standard products and special engineering, the standard products will be commissionable at 15% and the remainder at 5%.

4. On accounts sent for collection the cost of collection will be treated as discount and commission will be paid at that discount rate.


PRINCIPAL:                                         REPRESENTATIVE:

CYTEC  CORPORATION                                 _____________________________

By:___________________________                     By:__________________________
     Harry  Turner                                      Harry  Mund
     12/20/88                                           1/25/89


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